2nd Quarter 2026 Financial Review CENTRAL BANCOMPANY August | 2026 Exhibit 99.2

Legal Disclaimer This presentation may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business, all of which are difficult to predict and many of which are beyond our control. Forward- looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. All statements other than statements of historical facts contained in this presentation are forward-looking statements. We have based the forward-looking statements contained herein on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Cautionary Note Regarding Forward-Looking Statements,” Part I Item 1A - "Risk Factors" and Part II Item 7 - "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's 2025 Annual Report on Form 10-K. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. These forward-looking statements are inherently uncertain and you are cautioned not to unduly rely upon these statements. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as required by law. This presentation includes certain non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (“GAAP”) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures and the nearest comparable GAAP financial measures are reconciled later in this presentation. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance by excluding certain items that may not be indicative of our business, results of operations or outlook. Please see Appendix for a reconciliation of the non-GAAP measures to the comparable GAAP measures. Within this presentation, we reference certain industry and sector information and statistics. We have obtained this information and these statistics from various independent, third-party sources. Nothing in the data used or derived from third-party sources should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of internal surveys and independent sources. We believe that these external sources and estimates are reliable, but we have not independently verified them. Statements as to our market position are based on market data currently available to us. Although we are not aware of any misstatements regarding the demographic, economic, employment, industry and trade association data presented herein, these estimates involve inherent risks and uncertainties and are based on assumptions that are subject to change. 2

2Q26 Financial Highlights Net Income of $113.8 million EPS of $0.47 ROAA of 2.24% CET1 ratio of 28.6% Excess capital1 of $7.98 per share NIM of 4.40% Fee income ratio of 24.6% Efficiency ratio of 46.5% Income Statement Balance Sheet Capital 3 Notes: 1. Excess capital measured as the amount of capital above our long-term CET1 target of 13.5% 2. Non-GAAP number. Please see non-GAAP reconciliation in Appendix 3. Includes Short-term earning assets • Net interest income of $212.8 million; FTE NIM of 4.43%2 • Noninterest income of $69.6 million; fee income ratio of 24.6% • Noninterest expense of $131.4 million; FTE efficiency ratio of 46.1%2 • EOP loans of $11.7 billion, 1% growth from prior quarter • EOP deposits of $15.4 billion, 4% growth from prior year quarter • EOP Cash + Securities3 to total assets of 39% • TBV of $14.682 per share • Total excess capital1 of $1.9 billion, or $7.98 per share • Executed an additional $7.6 million of our $50 million share repurchase authorization in Q2’26 at an average price of $27.13 • New $100 million share repurchase authorized, replaces prior authorization

Income Statement Summary

($MM, unless otherwise stated)	Quarter Ended			% Change	
	Q2'26	Q1'26	Q2'25	QoQ	YoY
Interest Income	$260.4	$258.1	$245.7	0.9 %	6.0 %
Interest Expense	47.6	49.4	50.6	(3.6)%	(5.9)%
Net Interest Income	**212.8**	**208.6**	**195.1**	**2.0 %**	**9.1 %**
Provision for Credit Losses	3.5	3.1	-	12.4 %	NM
Net Interest Income After Provision for Credit Losses	**209.2**	**205.5**	**195.1**	**1.8 %**	**7.3 %**
Noninterest Income	69.6	65.1	50.1	6.9 %	38.9 %
Noninterest Expense	131.4	126.6	126.8	3.7 %	3.6 %
Earnings Before Income Taxes	147.5	143.9	118.4	2.4 %	24.6 %
Net Income	**113.8**	**111.1**	**91.4**	**2.4 %**	**24.5 %**
Investment securities (gains), net of taxes[1]	(0.5)	-	-	NM	NM
Loss on sale of consumer lease portfolio, net of taxes [1]	-	-	(6.6)	-	NM
Adjusted Net Income[2]	**$113.3**	**$111.1**	**$97.9**	**2.0 %**	**15.7 %**
Earnings Per Share - diluted	**$0.47**	**$0.46**	**$0.41**	**2.8 %**	**14.9 %**

Highlights:

- Net Income of $113.8MM, an increase of 24.5% or 15.7% on an adjusted basis from the prior year quarter.
- Net interest income increased $17.7MM or 9.1% from the prior year quarter. Please see slide 5 for further information.
- Noninterest income increased $19.5MM or 38.9% compared to the prior year quarter. On an adjusted basis, noninterest income increased $5.3MM or 8.3%. Please see slide 6 for further information.

Notes:
Columns may not sum due to rounding differences
1. Effective marginal tax rate of 23.84% used for all periods
2. Non-GAAP number. Please see non-GAAP reconciliation in Appendix

4

Central Bancompany
Strong roots. Endless possibilities.

Net Interest Income

Quarterly Yield Trends



6.23%
6.28%
6.27%
6.24%
6.24%
4.30%
4.39%
4.41%
4.36%
4.43%
1.19%
1.19%
1.14%
1.13%
1.10%
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26
Loan Yield*
Net interest margin (FTE)*1
Cost of Deposits
*tax equivalent yield

Highlights:

- Net interest income (FTE)[1] of $214MM for Q2'26 representing an increase of 9.0% YoY
- Average earning assets increased 5.7% YoY, driven by deposit growth and higher capital
- From the prior year quarter, FTE NIM[1] increased 13 bps to 4.43%, loan yield increased 1 bps to 6.24%, and cost of deposits decreased 9 bps to 1.10%
- Opportunistically repositioned ~$210MM of securities with a book yield of ~2.0% and effective duration of ~1.7 years in the quarter, reinvesting into ~$202MM of securities with a book yield of ~4.5% and effective duration of ~3.3 years

Net Interest Income (FTE)[1] YoY Waterfall



$196.6
$9.6
$1.9
$(0.2)
$6.5
$214.4
Volume
2Q25
Cash & Investments
Loans
Funding
Rate
2Q26

Estimated Change in Net Interest Income Assuming Static Balance Sheet Relative to 2025[2]



8%
12%
7%
7%
10%
17%
Base Case
(100 bps)3
+100bps3
2026
2027

Notes:
1. Non-GAAP number. Please see non-GAAP reconciliation in Appendix
2. Based on standard June 30, 2026 IRR model; flows calculated relative to base case scenario; assumes static balance sheet and rates
3. Estimated impact on net interest income from immediate parallel shifts in both short-term and long-term interest rates at the specified levels

Central Bancompany
Strong roots. Endless possibilities.
5

Noninterest Income

($MM)	Quarter-Ended			% Change	
	Q2'26	Q1'26	Q2'25	QoQ	YoY
Service charges and commissions	$14.8	$14.4	$14.2	2.6 %	4.3 %
Payment services revenue	18.3	16.4	17.4	11.5 %	4.8 %
Wealth management services	23.2	22.2	19.3	4.5 %	20.3 %
Mortgage banking revenues, net	10.6	9.5	11.1	11.3 %	(4.7)%
Investment securities (losses) gains, net	0.6	-	-	NM	NM
Other income	2.0	2.5	(12.0)	(19.2)%	NM
Adjusted noninterest income[1]	**$68.9**	**$65.1**	**$63.7**	**5.9 %**	**8.3 %**
Investment securities gains, net	0.6	-	-	NM	NM
Loss on sale of consumer lease portfolio	-	-	(13.6)	NM	NM
Total noninterest income	**$69.6**	**$65.1**	**$50.1**	**6.9 %**	**38.9 %**

Highlights:

- Noninterest income of $69.6MM for Q2'26, compared to $65.1MM for the prior quarter and $50.1MM for the prior year quarter. Adjusted noninterest income of $68.9MM for Q2'26 and $63.7MM in the prior year quarter
- Wealth management fees rose $3.9MM, or 20.3% YoY, as assets under advice rose 21.3% to $17.3 billion at the end of the current quarter. On a QoQ basis, wealth management fees rose $1.0MM, or 4.5% with total AUA increasing 7.9%
- YoY and QoQ performance reflected increases in most primary noninterest income line items
- Fee income ratio of 24.6% in Q2'26, as compared to 20.4% in the prior year quarter. Adjusted fee income ratio[1] of 24.5% in Q2'26 and 24.6% in the prior year quarter

Notes:
Columns may not sum due to rounding differences
1. Non-GAAP number. Please see non-GAAP reconciliation in Appendix

Central Bancompany
Strong roots. Endless possibilities.
6

Noninterest Expense

	Quarter-Ended			% Change	
($MM)	Q2'26	Q1'26	Q2'25	QoQ	YoY
Salaries and employee benefits	$80.0	$76.0	$74.7	5.3 %	7.1 %
Net occupancy and equipment	12.4	12.2	11.7	1.9 %	6.2 %
Computer software and maintenance	5.5	6.0	5.2	(8.1)%	5.0 %
Marketing and business development	5.3	4.6	5.4	15.7 %	(2.7)%
Legal and professional fees	5.6	6.1	5.5	(8.2)%	1.7 %
Bankcard processing fees	8.3	7.8	8.1	6.6 %	2.1 %
Other expenses	14.3	14.1	16.2	1.9 %	(11.3)%
Total noninterest expense	**$131.4**	**$126.6**	**$126.8**	**3.7 %**	**3.6 %**
Memo: # of Full Time Equivalent Employees	*2,971*	*2,918*	*2,929*		

Highlights:

- Noninterest expense of $131.4MM for Q2'26, an increase of 3.6% from the prior year quarter
- Salary and employee benefits increased $5.3MM, or 7.1% from the prior year quarter. Similar to last quarter, the year over year increase was attributable to merit and other salary increases and higher compensation costs associated with higher levels of performance. The second quarter of 2026 also included a $1.0 million expense for certain deferred compensation plans, with an equal offset in other noninterest income
- Net occupancy and equipment expense increased $0.7MM from the prior year quarter, reflecting costs associated with four new full service locations and other nonrecurring expenses
- Other expenses decreased $1.8MM from the prior year quarter. The prior year quarter contained $1.9MM of residual value losses in the consumer lease portfolio
- Efficiency ratio (FTE)[1] of 46.1%, compared to 48.4% in the prior year quarter

Notes:
Columns may not sum due to rounding differences
1. Non-GAAP number. Please see non-GAAP reconciliation in Appendix

Central Bancompany
Strong roots. Endless possibilities.
7

Loan Portfolio

Dollars in millions	Period-End Balances			% Change	
	Q2'26	Q1'26	Q2'25	QoQ	YoY
Construction & development	$570	$513	$482	11.1 %	18.2 %
Commercial, financial & agricultural	1,800	1,741	1,784	3.4 %	0.9 %
Non-owner-occupied CRE	3,249	3,267	3,179	(0.5)%	2.2 %
Owner-occupied CRE	1,596	1,583	1,597	0.8 %	(0.1)%
Commercial real estate	4,845	4,850	4,776	(0.1)%	1.5 %
Total commercial loans	7,215	7,104	7,042	1.6 %	2.5 %
Residential mortgage loans	3,475	3,423	3,197	1.5 %	8.7 %
Home equity lines of credit	433	423	371	2.5 %	16.7 %
Consumer credit card	98	93	90	5.3 %	9.5 %
Other consumer loans	462	499	638	(7.3)%	(27.5)%
Total consumer loans	4,469	4,438	4,296	0.7 %	4.0 %
Total unpaid principal balance	11,684	11,542	11,338	1.2 %	3.1 %
Add: Unearned income	(10)	(9)	(10)	9.6 %	(1.3)%
Loans held for investment	**$11,674**	**$11,533**	**$11,327**	**1.2 %**	**3.1 %**

Loan Portfolio Breakdown (%)



Consumer, 4%
C&D, 5%
Home Equity Lines, 4%
C&I, 15%
1-4 Family, 30%
Non-OO CRE, 28%
OO CRE, 14%

Highlights:

- End of period loans held for investment of $11.7 billion, an increase of 4.9% annualized from the prior quarter
- End of period loans held for investment, excluding other consumer loans, increased 6.5% annualized from the prior quarter and 4.9% from the prior year quarter
- Commercial loan tailwinds continued during the quarter, reflecting broad commercial loan growth and continued moderation in payoff activity
- Consumer loan balances expanded across all targeted consumer segments, mortgage, HELOC and credit card, offset by continued rebalancing in consumer installment

Notes:
Columns may not sum due to rounding differences

Central Bancompany
Strong roots. Endless possibilities.
8

Deposit Portfolio 54% 36% 10% 9 Notes: Columns may not sum due to rounding differences 1. Deposit costs reflect quarterly figures on an annualized basis Q2'26 Q1'26 Q2'25 Average Balance % Change Dollars in millions Period- End Average Balance Cost1 Period- End Average Balance Cost1 Period- End Average Balance Cost1 QoQ YoY Noninterest-bearing $5,570 $5,502 $5,563 $5,513 $5,280 $5,226 (0.2) % 5.3 % Savings and interest-bearing demand 8,263 8,279 1.51% 8,285 8,382 1.54% 7,812 7,986 1.56% (1.2) % 3.7 % Time 1,544 1,573 2.78% 1,617 1,631 2.87% 1,697 1,693 3.13% (3.5) % (7.1) % Total $15,378 $15,354 1.10% $15,465 $15,526 1.13% $14,789 $14,905 1.19% (1.1) % 3.0 % Q2'26 Q1'26 Q2'25 Average Balance % Change Dollars in millions Period- End Average Balance Cost1 Period- End Average Balance Cost1 Period- End Average Balance Cost1 QoQ YoY Commercial $5,285 $5,257 0.89% $5,249 $5,238 0.87% $4,902 $4,944 0.94% 0.4% 6.3 % Consumer 7,987 7,985 0.89% 8,059 7,884 0.91% 7,830 7,819 0.96% 1.3% 2.1 % Public Funds 2,106 2,112 2.43% 2,157 2,403 2.44% 2,057 2,142 2.62% (12.1) % (1.4) % Total Deposits $15,378 $15,354 1.10% $15,465 $15,526 1.13% $14,789 $14,905 1.19% (1.1) % 3.0 % Highlights: ■ Average non-public deposits increased 3.8% from the prior year quarter, while average noninterest-bearing deposits grew 5.3% compared to the same period last year ■ Cost of total deposits of 1.10% compared to 1.19% in the prior year quarter ■ Cost of total deposits decreased 3 bps and cost of interest-bearing deposits decreased 4 bps QoQ, primarily due to the outflow of higher cost seasonal deposits ■ Non-time deposits represent 90% of EOP total deposits ■ Uninsured & uncollateralized deposits (excluding intercompany accounts) represent 21.1% of EOP total deposits

Key Balance Sheet Ratios CET1 Cash + Securities / Total Assets 23.8% 24.6% 28.1% 28.6% 28.6% Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 36.3% 36.7% 40.9% 39.9% 38.6% Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Components of Book Value Per Share1 Period End Loans to Deposits 76.7% 76.7% 72.4% 74.8% 76.1% Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 10 Notes: Dollars in millions 1. Core TBVPS and Excess TBVPS are non-GAAP measures. See Appendix for non-GAAP reconciliation. $14.69 $14.38 $14.88 $15.69 $15.84 $7.05 $7.14 $6.73 $6.60 $6.70 $5.72 $6.15 $7.50 $7.78 $7.98 Core TBVPS Excess TBVPS BVPS Q2'25 Q3'25 Q4'25 Q1'26 Q2'26

Asset Quality Allowance for Credit Losses Nonperforming Assets / Total Assets2Net Charge-Offs / Average Loans1 Delinquencies3 Notes: Dollars in millions 1. Quarterly metrics shown on an annualized basis 2. Other NPAs include foreclosed and other repossessed assets 3. Delinquencies represent accruing loans ≥ 30 days past due $149.4 $149.5 $149.7 $149.9 $150.4 1.32% 1.32% 1.31% 1.30% 1.29% ACL / Loans HFI Allowance for Credit Losses on LHFI Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 11 $53.9 $57.4 $52.0 $54.8 $60.1 $6.3 $6.6 $6.0 $2.7 $3.1 $27.1 $32.5 $28.8 $29.0 $28.5 $20.5 $18.3 $17.2 $23.1 $28.4 0.28% 0.30% 0.25% 0.27% 0.30% NPAs / Total Assets Nonperforming Commercial Loans Nonperforming Consumer Loans Other NPAs Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 $4.3 $3.4 $2.8 $2.9 $3.0 $2.9 $2.2 $2.1 $2.6 $2.7 $1.4 $1.3 $0.8 $0.3 $0.3 0.15% 0.12% 0.10% 0.10% 0.10% NCOs / Average Loans Commercial Net C/O Consumer Net C/O Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 $27.1 $23.7 $36.4 $45.0 $25.3 $16.9 $18.5 $26.4 $28.8 $16.7 $10.2 $5.2 $10.0 $16.2 $8.6 0.24% 0.21% 0.32% 0.39% 0.22% Delinquent Loans / Loans HFI Delinquent Commercial Loans Delinquent Consumer Loans Q2'25 Q3'25 Q4'25 Q1'26 Q2'26

Consolidated and Bank Level Capital Ratios Capital Position CET1 Ratio 28.6% 28.6% 12.9% 12.7% Q1'26 Q2'26 Tier 1 Capital Ratio 28.6% 28.6% 12.9% 12.7% Q1'26 Q2'26 Total Capital Ratio 29.8% 29.8% 14.1% 13.9% Q1'26 Q2'26 Leverage Ratio 17.4% 17.9% 7.9% 7.9% Q1'26 Q2'26 Highlights: ■ Excess capital of $1.9 billion measured as the amount above our long term CET1 target of 13.5% ■ Excess capital of $7.98 per share ■ Given our historical track record on credit and level of residential mortgage loans, we expect that the proposed regulatory capital changes will be a small benefit for us 12

Capital Stewardship

Excess Capital is a Strategic Asset

- Over half of our capital is excess, but we estimate it produces just ~12% of our net income
- Excess capital is held at the holding company and is available for rapid deployment
- Despite strong financial performance relative to the high-performing peer group, our stock continues to trade at a ~1x discount to the median and ~2x discount to the top quartile[1]
- Potential value of deploying excess capital and standard valuation methodologies would support a higher valuation

Proven Capital Allocation Over Long-Term

- Continuous exploration of attractive ROIC acquisitions, which would drive net income and ROTCE higher
- Increased regular quarterly dividend by 118% in early 2026 to a mid-20s payout ratio
- Share repurchase program that we believe takes advantage of increased secondary liquidity from pre-IPO non-affiliated shares and attractive prices

Core vs. Excess: Per Share Components[2]

TBVPS



$20.00
$10.00
$0.00
$14.68
$7.98
$6.70
2026Q2
Core
Excess

EPS Annualized



$2.00
$1.00
$0.00
$0.22
$1.68
2026Q2
Core
Excess

Core vs. Excess: Returns and Valuation Components[2]

		Illustrative Implied Valuation	
	ROTCE	$ for $ on Excess	Deployed @13% Gross ROIC[3]
Excess	2.8%	Assumed 1x TBVPS	~1.8x TBVPS when deployed
Core	25.1%	Implied ~13x EPS	Implied ~10x EPS

ROTCE will increase as we invest excess capital

Notes:

1. Core bank P/E multiple reflects 6/30/26 closing stock price less excess TBVPS to a 13.5% CET1 ratio divided by annualized MRQ EPS less implied EPS on average excess capital using an opportunity cost of tax-effected daily average IORB for the quarter. Financial data reflects most recent publicly available quarter. High-performing peers include CFR, CBSH, GBCI, CBU, FFIN and BANF.
2. TBVPS and ROTCE are non-GAAP measures. See Appendix for non-GAAP reconciliations.
3. Illustrative deployed value of current excess TBVPS at a 13% gross ROIC assuming a high-performing peer median capital-normalized P/E multiple.

Central Bancompany
Strong roots. Endless possibilities.
13

Appendix

Balance Sheet Summary Quarter Ended % Change ($MM, unless otherwise stated) Q2'26 Q1'26 Q2'25 QoQ YoY Interest-Bearing Cash and Bank Deposits $769 $1,378 $907 (44.2) % (15.2) % Investment Securities 7,072 6,791 6,017 4.1% 17.5 % Gross Loans 11,674 11,533 11,327 1.2% 3.1 % Total Assets 20,295 20,456 19,081 (0.8) % 6.4 % Total Deposits 15,378 15,465 14,789 (0.6) % 4.0 % Fed Funds Purchased & Customer Repurchases 913 1,067 974 (14.4) % (6.2) % Total Customer Funds 16,291 16,532 15,763 (1.5) % 3.4 % Total Liabilities 16,429 16,658 15,907 (1.4) % 3.3 % Total Stockholders' Equity $3,866 $3,798 $3,173 1.8% 21.8 % Tangible Book Value Per Share ($)1 $14.68 $14.38 $12.78 2.1% 14.9% 15 Notes: Columns may not sum due to rounding differences 1. Non-GAAP number. Please see non-GAAP reconciliation in Appendix

Central Bancompany's History & Overview

1902
Creation of Central Bank

1933
During the Great Depression, made loan to the State of Missouri to assist with making payroll and paying other expenses



1966
Early adopter of computerized banking, with installation of IBM mainframe

1969
Renamed The Central Trust Bank

THE CENTRAL TRUST BANK



1973
Expanded into St. Louis, Missouri

1980
First Automated Teller Machine (ATM)

1993
Added Our 50th Location

1998
Launched Internet Banking



2001-2007
Midwest expansion into Oklahoma and Kansas

2008
New Family Leadership





2017
Expanded into the State of Colorado

2019
Completed Acquisitions of Liberty Bancorp and Platte County Bancshares (Kansas City MSA)



2022
Expanded into the State of Florida

2023
Named "Best Customer Service Bank" by Newsweek


BEST
Newsweek


Forbes 2021
BEST
BANKS IN
AMERICA


Forbes
BEST BANKS

Present
1 of only 2 banks named to Top 50 of Forbes Magazine's "America's Best Banks" every year since 2009

Founded in 1902 by the great-grandfather of our Executive Chairman, Bryan Cook and currently ~$20Bn super-community bank with operations primarily in MO, KS, OK, and CO

Industry leading profitability and growth, with a ~10% earnings CAGR since 1972

Driven by a traditional, yet highly diversified and advanced, community banking business model and a consistent culture, represented by our slogan, "Strong Roots, Endless Possibilities"

Recognized as the #9 Best Bank by Forbes in 2026 and is only one of two banks that has been in the Top 50 every year since 2009

Central Bancompany
Strong roots. Endless possibilities.
16

Our Vision & Culture

To Become a Leading Financial Services Provider in Each Community We Serve

Customer Centric

- Grown the number of households served by an average of 3% per year since 2016 and high Net Promoter Score ("NPS") of 74[1]
- Average ~14 years customer tenure[2]

Community Aligned

- Engaged participation from employees in local communities
- 29,000+ community service hours in 2025, or approximately 10 hours per employee

Committed to the Long-Term

- Continuous reinvestment into our business
- Current modernization project intended to provide real-time API-based capabilities

Collaborative to Succeed

- Maintain community banking model led by experienced leaders
- Continued collaboration and alignment embodied in the "Central Code"



NOTABLE CULTURE
Customer Centric
Community Aligned
Committed to the Long-Term
Collaborative to Succeed
DEDICATED EMPLOYEES
8 years average tenure
86% overall favorable employee rating
HAPPY CUSTOMERS
Net Promoter Score:74[1]
OUR VISION
To become a leader in every market we serve
24% weighted avg. MSA market share = ~2x peer median[3]

Notes:
1. Net Promoter Score represents Central Bancompany's latest available figure for Consumer, Commercial and Wealth businesses weighted by number of responses on our most recent customer survey
2. As of December 31, 2025
3. S&P Global Market Intelligence as of June 30, 2025

Central Bancompany
Strong roots. Endless possibilities.
17

Strong Roots, Endless Possibilities

Community Bank Service Model with Best-in-Class Products and Services


Denver
Kansas City
Jefferson City
St. Louis
Oklahoma City
Tulsa

Dollars in millions	Total Deposits 6/30/2026	Total Loans 6/30/2026	Return on Average Assets "ROAA" (%)[1] 2Q2026	Net Promoter Score[2] (#)	Employee Satisfaction[3] (%)
Missouri Markets:					
Jefferson City	3,285	1,450	2.17 %	77	89%
Kansas City	3,217	2,061	2.14 %	72	81%
Columbia	2,527	1,654	2.57 %	75	86%
St. Louis	1,937	1,992	2.29 %	78	91%
Springfield	1,617	1,306	2.39 %	71	87%
Lake of the Ozarks	984	612	2.51 %	77	85%
Branson	418	326	2.60 %	70	78%
Sedalia	412	269	2.53 %	70	91%
Warrensburg	336	182	1.91 %	64	94%
Other Primary Markets:					
Oklahoma	350	929	1.82 %	71	81%
Colorado	288	751	1.06 %	78	90%
Consolidated [1]	**15,378**	**11,701**	**2.24 %**	**74**	**86%**


CO
KS
MO
OK

Notes:

1. ROAA for three months ended June 30, 2026 presented on an annualized basis. Consolidated deposits and loans do not foot to 11 primary market areas due to deposits in our Other Markets.
2. NPS figures are based on most recent annual customer survey and weighted by number of responses for Consumer, Commercial and Wealth lines of business (in the case of Commercial, figure is based on responses from customers who consider the Bank to be their primary financial services provider).
3. Employee satisfaction figures represent share of employees who would recommend working at the bank based on most recent annual employee survey.

18

Central Bancompany
Strong roots. Endless possibilities.

Reconciliation of Certain Non-GAAP Metrics 19 Interest income (FTE), net interest income (FTE) and net interest margin (FTE) Q2 Q1 Q2 FY26 FY26 FY25 (dollars in thousands, except share and per share data) Interest income $ 260,424 $ 258,054 $ 245,680 Add: Tax-equivalent adjustment ¹ 1,580 1,804 1,542 Interest income (FTE) (non-GAAP) $ 262,004 $ 259,858 $ 247,222 Net interest income {a} $ 212,784 $ 208,617 $ 195,057 Add: Tax-equivalent adjustment ¹ 1,580 1,804 1,542 Net interest income (FTE) (non-GAAP) {b} $ 214,364 $ 210,421 $ 196,599 Average interest-earning assets {c} $ 19,404,610 $ 19,587,272 $ 18,350,707 Net interest margin ² {a ÷ c} 4.40% 4.32% 4.26 % Net interest margin (FTE) (non-GAAP) ² {b ÷ c} 4.43% 4.36% 4.30% ¹ Effective marginal tax rate of 23.84% used for all periods. ² Ratios for the quarters are presented on an annualized basis.

Reconciliation of Certain Non-GAAP Metrics 20 Tangible noninterest expense, adjusted total revenue (FTE) and efficiency ratio (FTE) Q2 Q1 Q2 FY26 FY26 FY25 (dollars in thousands, except share and per share data) Net interest income $ 212,784 $ 208,617 $ 195,057 Noninterest income 69,555 65,088 50,065 Total revenue {a} 282,339 273,705 245,122 Less: Loss on sale of consumer lease portfolio — — (13,612) Less: Investment securities gains, net 616 — — Add: Tax equivalent adjustment ¹ 1,580 1,804 1,542 Adjusted total revenue (FTE) (non-GAAP) {b} $ 283,303 $ 275,509 $ 260,276 Noninterest expense {c} $ 131,354 $ 126,616 $ 126,770 Less: Amortization of intangible assets 804 804 807 Tangible noninterest expense (non-GAAP) {d} $ 130,550 $ 125,812 $ 125,963 Efficiency ratio {c ÷ a} 46.5% 46.3% 51.7 % Efficiency ratio (FTE) (non-GAAP) {d ÷ b} 46.1% 45.7% 48.4% ¹ Effective marginal tax rate of 23.84% used for all periods.

Reconciliation of Certain Non-GAAP Metrics 21 Tangible common equity, tangible book value per share and tangible common equity to tangible assets Q2 Q1 Q2 FY26 FY26 FY25 (dollars in thousands, except share and per share data) Total stockholders' equity {a} $ 3,865,761 $ 3,798,326 $ 3,173,328 Less: Goodwill and other intangible assets 350,055 350,859 353,277 Tangible common equity (non-GAAP) {b} $ 3,515,706 $ 3,447,467 $ 2,820,051 Total shares of Class A common stock outstanding {c} 239,505 239,787 220,665 Book value per share {a ÷ c} $ 16.14 $ 15.84 $ 14.38 Tangible book value per share (non-GAAP) {b ÷ c} $ 14.68 $ 14.38 $ 12.78 Total assets {d} $ 20,294,827 $ 20,456,371 $ 19,080,430 Less: Goodwill and other intangible assets 350,055 350,859 353,277 Tangible assets (non-GAAP) {e} $ 19,944,772 $ 20,105,512 $ 18,727,153 Total stockholders' equity to total assets {a ÷ d} 19.0% 18.6% 16.6 % Tangible common equity to tangible assets (non-GAAP) {b ÷ e} 17.6% 17.1% 15.1%

Reconciliation of Certain Non-GAAP Metrics

Excess tangible common equity, excess tangible book value per share and core tangible book value per share

		Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26	Q2 FY26
		(dollars in thousands, except share and per share data)				
Total stockholders' equity	*{a}*	$ 3,173,328	$ 3,284,414	$ 3,783,977	$ 3,798,326	$ 3,865,761
Less: Goodwill and other intangible assets		353,277	352,470	351,664	350,859	350,055
Tangible common equity (non-GAAP)	*{b}*	$ 2,820,051	$ 2,931,944	$ 3,432,313	$ 3,447,467	$ 3,515,706
Total shares of Class A common stock outstanding	*{c}*	220,665	220,665	241,106	239,787	239,505
Book value per share	*{a ÷ c}*	$ 14.38	$ 14.88	$ 15.69	$ 15.84	$ 16.14
Tangible book value per share (non-GAAP)	*{b ÷ c}*	$ 12.78	$ 13.29	$ 14.24	$ 14.38	$ 14.68
Target common equity tier 1 ratio	*{d}*	13.5 %	13.5 %	13.5 %	13.5 %	13.5 %
Risk-weighted assets	*{e}*	$ 12,257,589	$ 12,211,732	$ 12,403,247	$ 12,369,850	$ 12,632,810
Target common equity tier 1 capital (non-GAAP)	*{f} = {d * e}*	$ 1,654,775	$ 1,648,584	$ 1,674,438	$ 1,669,930	$ 1,705,429
Actual common equity tier 1 capital	*{h}*	$ 2,918,057	$ 3,004,815	$ 3,483,247	$ 3,535,765	$ 3,615,670
Excess common equity tier 1 capital (non-GAAP)	*{i} = {h - f}*	$ 1,263,282	$ 1,356,231	$ 1,808,809	$ 1,865,835	$ 1,910,241
Excess tangible book value per share (non-GAAP)	*{i ÷ c}*	**$ 5.72**	**$ 6.15**	**$ 7.50**	**$ 7.78**	**$ 7.98**
Tangible book value per share (non-GAAP)	*{b ÷ c}*	$ 12.78	$ 13.29	$ 14.24	$ 14.38	$ 14.68
Less: Excess tangible book value per share (non-GAAP)	*{i ÷ c}*	$ 5.72	$ 6.15	$ 7.50	$ 7.78	$ 7.98
Core tangible book value per share (non-GAAP)		**$ 7.05**	**$ 7.14**	**$ 6.73**	**$ 6.60**	**$ 6.70**

Central Bancompany
Strong roots. Endless possibilities.
22

Reconciliation of Certain Non-GAAP Metrics

Core earnings per share and excess earnings per share

			Q2 FY26 (dollars in thousands, except share and per share data)
Adjusted net income (non-GAAP)		$	113,304
Less: dividends on RSAs		$	81
Adjusted net income for EPS (non-GAAP)	{a}	$	113,223
Weighted average fully diluted shares	{b}		239,679
Adjusted earnings per share (non-GAAP)	**{a ÷ b}**	**$**	**0.47**
Average excess common equity tier 1 capital [1] (non-GAAP)	{c}	$	1,888,038
Assumed % pre-tax interest on excess balances[2]	{d}		3.65 %
Annual pre-tax opportunity cost of excess capital (non-GAAP)	{c * d}	$	68,913
Annual after-tax opportunity cost of excess capital[3] (non-GAAP)	{e}	$	52,484
ROTCE on Excess Capital (non-GAAP)	{e ÷ c}		2.8%
Quarterly after-tax opportunity cost of excess capital[4] (non-GAAP)	{f}	$	13,085
Excess earnings per share (non-GAAP)	**{f ÷ b}**	**$**	**0.05**
Adjusted earnings per share	{a ÷ b}	$	0.47
Less: Excess earnings per share	{f ÷ b}	$	0.05
Core earnings per share (non-GAAP)		**$**	**0.42**
Annualized earnings per share		$	1.90
Annualized excess earnings per share		$	0.22
Annualized core earnings per share		$	1.68

[1]Simple average of current quarter and prior quarter.

[2]Daily average IORB rate for the quarter, source is stlouisfed.org

[3]Effective marginal tax rate of 23.84% used for all periods.

[4]Annual after-tax opportunity cost of excess capital divided by number of days in the year multiplied by days in the quarter.

Central Bancompany
Strong roots. Endless possibilities.
23

Reconciliation of Certain Non-GAAP Metrics

Adjusted return on tangible common equity, core adjusted return on tangible common equity, and adjusted return on tangible common equity on excess capital

			Q2 FY26
			(dollars in thousands, except share and per share data)
Average excess common equity tier 1 capital [1] (non-GAAP)	*{a}*	$	1,888,038
Assumed % pre-tax interest on excess balances[2]	*{b}*		3.65 %
Annual pre-tax opportunity cost of excess capital (non-GAAP)	*{a * b}*	$	68,913
Annual after-tax opportunity cost of excess capital[3] (non-GAAP)	*{c}*	$	52,484
ROTCE on Excess Capital (non-GAAP)	***{c ÷ a}***		**2.8%**
Adjusted net income (non-GAAP)		$	113,304
Add: Amortization of intangible assets, net of taxes [3]			612
Adjusted tangible net income (non-GAAP)	*{d}*	$	113,916
Average common equity		$	3,847,407
Less: Average goodwill and other intangible assets			350,576
Average tangible common equity (non-GAAP)	*{e}*	$	3,496,831
Adjusted return on average tangible common equity (non-GAAP)	***{d ÷ e}***		***13.1%***
Average tangible common equity (non-GAAP)		$	3,496,831
Less: Average excess common equity tier 1 capital (non-GAAP)			1,888,038
Average core tangible common equity (non-GAAP)	*{f}*	$	1,608,793
Adjusted tangible net income (non-GAAP)		$	113,916
Less: Quarterly after-tax opportunity cost of excess capital[4] (non-GAAP)			13,085
Core adjusted tangible net income (non-GAAP)	*{g}*	$	100,831
Core adjusted return on tangible common equity (non-GAAP)	***{g ÷ f}***		***25.1%***

[1]Simple average of current quarter and prior quarter.

[2]Daily average IORB rate for the quarter, source is stlouisfed.org

[3]Effective marginal tax rate of 23.84% used for all periods.

[4]Refer to Core earnings per share and excess earnings per share non-GAAP reconciliation on slide 23

Central Bancompany
Strong roots. Endless possibilities.
24

Reconciliation of Certain Non-GAAP Metrics 25 Adjusted net income Q2 Q1 Q2 FY26 FY26 FY25 (dollars in thousands, except share and per share data) Net income {a} $ 113,773 $ 111,088 $ 91,365 Add: Loss on sale of consumer lease portfolio, net of provision and taxes¹² {b} — — 6,563 Add: Investment securities (gains), net of taxes ¹ {c} (469) — — Adjusted net income (non-GAAP) {a} + {b} + {c} $ 113,304 $ 111,088 $ 97,928 ¹ Effective marginal tax rate of 23.84% used for all periods.

Reconciliation of Certain Non-GAAP Metrics 26 Adjusted noninterest income, adjusted total revenue and adjusted fee income ratio Q2 Q1 Q2 FY26 FY26 FY25 (dollars in thousands, except share and per share data) Noninterest income {a} $ 69,555 $ 65,088 $ 50,065 Less: Loss on sale of consumer lease portfolio — — (13,612) Less: Investment securities (gain) 616 — — Adjusted noninterest income (non-GAAP) {b} $ 68,939 $ 65,088 $ 63,677 Net interest income $ 212,784 $ 208,617 $ 195,057 Noninterest income 69,555 65,088 50,065 Total revenue {c} 282,339 273,705 245,122 Less: Loss on sale of consumer lease portfolio — — (13,612) Less: Investment securities (gain) 616 — — Adjusted total revenue (non-GAAP) {d} $ 281,723 $ 273,705 $ 258,734 Fee income ratio {a ÷ c} 24.6% 23.8% 20.4 % Adjusted fee income ratio (non-GAAP) {b ÷ d} 24.5% 23.8% 24.6%